EXHIBIT 99.1

January 17, 2007

To Our Members,

Today the Board of Directors of the Federal Home Loan Bank of Chicago declared a cash dividend at an annualized rate of 3.1 percent, based on the Bank's preliminary financial results for the fourth quarter of 2006. The dividend will be paid by crediting your account on

February 15, 2007.

Our final fourth quarter and annual results will be reported in our Form 10-K, which will be filed with the Securities and Exchange Commission prior to March 30, 2007.

The second redemption of voluntary stock was completed on December 14, 2006. In total, we redeemed $1.4 billion of capital stock in 2006. We intend to offer another redemption opportunity in the fourth quarter of this year, subject to regulatory authorization. In the meantime, everyone here at the Bank remains committed to helping you serve your customers and communities.

The Board joins me in thanking you for your membership and your continuing partnership with the Federal Home Loan Bank of Chicago. If you have any questions, please feel free to contact your Relationship Manager, Charles A. Huston, our Executive Vice President of Member Relationship Management, or me.

Sincerely,

Mike Thomas

President and CEO

This letter contains forward-looking statements which are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terminology, such as "preliminary," "anticipates," "believes," "expects," "could," "estimates," "may," "should," "will," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty, that actual results could differ materially from those expressed or implied in these forward-looking statements and that actual events could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, receipt of Finance Board authorization of the Bank's future redemption of voluntary stock.